PROXY VOTING RESULTS - SPECIAL MEETING OF THE SHAREHOLDERS
A special joint meeting of the shareholders of VALIC Company I ("VC I") Asset Allocation Fund, Capital Conservation Fund, Global Social Awareness Fund, Inflation Protected Fund, International Equities Fund, International Government Bond Fund,Mid Cap Index Fund, Mid Cap Strategic Growth Fund,
Nasdaq-100(r) Index Fund, Small Cap Index Fund and the Stock Index Fund
was held on March 26, 2010. The Funds adopted the following proposals:
1. A new investment sub-advisory agreement between VALIC and
PineBridge Investments LLC ("PineBridge"), which provides that
PineBridge will manage the assets of the Asset Allocation Fund, Capital Conservation Fund, Global Social Awareness Fund, Inflation Protected
Fund, International Equities Fund, International Government Bond Fund
and the Mid Cap Strategic Growth Fund of VC I.
Asset Allocation Fund
Votes in Favor . . . . . . . . . . . . . . .. . . . 11,304,279.888
Votes Against . . . . . . . . . . . . . . . . ..  . 1,080,735.631
Votes Abstained . . . . . . . . . . . . . . . . . . 1,040,443.599
Capital Conservation Fund
Votes in Favor . . . . . . . . . ... . . . . . . .  10,916,980.579
Votes Against . . . . . . . . . . . . . . . . . . .... 656,486.574
Votes Abstained . . . . . . . . . . . . . . . . . ..   781,796.137
Global Social Awareness Fund
Votes in Favor . . . . . . . . . . . . . . . . . . . 15,993,131.704
Votes Against . . . . . . . . . . . . . . . . . . .  2,216,371.449
Votes Abstained . . . . . . . . . . . . . . . . . .  1,542,509.724
Inflation Protected Fund
Votes in Favor . . . . . . . . . . . . . . . . . .  16,900,701.764
Votes Against . . . . . . . . . . . . . . . . . . . . .  1,048,209.086
Votes Abstained . . . . . .. . . . . . . . . . . . . .731,209.572
International Equities Fund
Votes in Favor . . . . . . . . . . . . . . . . . .  ... 119,243,091.409
Votes Against . . . . . . . . . . . . . .  . . . . . .. . 9,374,520.155
Votes Abstained . . . . . . . . . . . . . . . . . . . . .. 7,695,217.933
International Government Bond Fund
Votes in Favor . . . . . . . . . . . . . . . . . . .. . .. 10,852,190.774
Votes Against . . . . . . . . . . . . . . . . .. . . . . . .. 491,644.870
Votes Abstained . . . . . . . . . . . . . . . . . ...... . . 795,625.387
Mid Cap Strategic Growth Fund
Votes in Favor . . . . . . . . . . . . . . . . . . . . . . 20,964,033.758
Votes Against . . . . . . . . . . . . . . . .  . . . . . . . 1,677,881.154
Votes Abstained . . . . . . . . . . . . . . . . . . . . . . 1,274,908.768

2. A new investment sub-advisory agreement between VALIC and SunAmerica Asset Management Corp. ("SAAMCo"), which provides that SAAMCo will manage the assets of the Mid Cap Index Fund,
Nasdaq-100(r) Index Fund, Small Cap Index Fund, and Stock Index Fund
of VC I.
Mid Cap Index Fund
Votes in Favor . . . . . . . . . . . . . . . ...... 102,467,596.975
Votes Against . . . . . . . . . . . . . .  .. . . . . 9,090,865.327
Votes Abstained . . . . . . . . . . . ........... . . 7,026,748.506
Nasdaq-100(r) Index Fund
Votes in Favor . . . . . . . . . . . . ........... 16,081,583.039
Votes Against . . . . . . . . . . .. . . . . ...... . 1,314,243.210
Votes Abstained . . . . . . . . . . . . ....... . . . 1,358,954.938
Small Cap Index Fund
Votes in Favor . . . . . . . . . . . .  . . .......... 52,105,213.060
Votes Against . . . . . . . . . . . . . . . . . . . .. . 5,221,707.006
Votes Abstained . . . . . . . . . . . . . . . .  . .. . 4,188,812.325
Stock Index Fund
Votes in Favor . . . . . . . . . . . . . .  . . .. . 114,995,938.139
Votes Against . . . . . . . . . . . . . . . . . . .. . 11,371,294.280
Votes Abstained . . . . . . . . . . . . . . . . .. . 9,440,577.407